Comstock Mining Announces Closing of Public Offering of Common Stock

Virginia City, NV (March 31, 2016) - Comstock Mining Inc. (the “Company”) (NYSE MKT: LODE) today announced the closing of its previously announced underwritten public offering of 10,000,000 shares of its common stock at an offering price of $0.35 per share of common stock. Gross proceeds to the Company from this offering are approximately $3,500,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company granted the underwriter a 45-day option to purchase up to an aggregate of 1,500,000 additional shares of its common stock to cover over-allotments, if any.

Aegis Capital Corp. acted as sole book running manager for the offering.

Northland Capital Markets and Tectonic Advisory Partners (acting through Ecoban Securities Corporation) acted as financial advisors to the Company.

The offering was made pursuant to an effective shelf registration statement (No. 333-208824) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC.

Copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained from the SEC’s website at www.sec.gov or from Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Comstock Mining Inc.

Comstock Mining Inc. is a producing, Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining, cultural asset protection and historical restorations.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for further exploration, development and mining.  The near-term goal of the Company’s business plan is to maximize intrinsic stockholder value realized, per share, by validating qualified resources and reserves (proven and probable) from the Company’s first two resource areas, Lucerne and Dayton, and significantly grow the commercial development of the Company’s operations through extended, long-lived mine plans that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 about Comstock. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future industry market conditions; future changes in the Company’s exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of the Company’s annual report on Form 10-K.  Occurrence of such events or circumstances could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows or the market price of the Company’s securities. All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Contact information for Comstock Mining Inc.: P.O. Box 1118 Virginia City, NV 89440 info@comstockmining.com http://www.comstockmining.com

Corrado DeGasperis	Judd Merrill
President & CEO	CFO
Tel (775) 847 4755	Tel (775) 847-7325
degasperis@comstockmining.com	merrill@comstockmining.com